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                                                                       EXHIBIT 8



                                    BRYAN CAVE LLP
                             700 THIRTEENTH STREET, N.W.
                             WASHINGTON, D.C.  20005-5960
                                    (202) 508-6000
                              FACSIMILE: (202) 508-5200

                                     May 18, 1998


Mr. William F. Edwards
Senior Vice President & Chief
  Financial Officer
Niagara Mohawk Power Corporation
300 Erie Boulevard West
Syracuse, New York  13202

     Re:  Holding Company Formation

Dear Mr. Edwards:

     We have acted as special tax counsel to Niagara Mohawk Power Corporation, a New York corporation (the "Company"), in connection with the establishment of a holding company structure through an exchange of the outstanding shares of the Company's Common Stock for shares of the Common Stock of Niagara Mohawk Holdings, Inc. ("Holdings") (the "Share Exchange"), as described in the Registration Statement (Form S-4, File No. 333-49769) filed with the Securities & Exchange Commission on April 9, 1998 (the "Registration Statement"). In connection therewith, you have requested our opinion regarding whether the discussion of the federal income tax consequences set forth in the Registration Statement under the caption "Certain Federal Income Tax Consequences" fairly describes the material federal income tax consequences of the Share Exchange. Except as otherwise indicated herein, all capitalized terms used in this letter have the same meaning assigned to them in the Registration Statement.

     We have examined the Registration Statement, the Agreement and Plan of Exchange and the Certificate of Incorporation of Holdings (which are attached to the Registration Statement, respectively, as Exhibits A and B), and such other documents as we have considered relevant for purposes of rendering this opinion. We have assumed that the Registration Statement reflects all material facts and other information relating to the Share Exchange. Our opinion is expressly conditioned on the accuracy, as of the date hereof and on a continuing basis through and after the effective date of the Share Exchange, of all such information. Any material changes in such information could affect the conclusions upon which our opinion is based.

     We also have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the

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                                    BRYAN CAVE LLP

Mr. William F. Edwards
May 18, 1998
Page 2


conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents.

     We have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury Regulations promulgated thereunder, Internal Revenue Service rulings and other administrative pronouncements, pertinent judicial authorities and such other authorities as we considered relevant to the rendering of this opinion. It should be noted that statutory, administrative or judicial authorities are subject to repeal, revocation, reversal, modification or other change at any time, possibly with retroactive effect. A material change in any of the authorities which we have considered could affect the conclusions upon which our opinion is based.

     Based solely upon and subject to the foregoing, it is our opinion that the description contained in the Registration Statement under the capital "Certain Federal Income Tax Consequences" fairly describes the material federal income tax consequences of the Share Exchange.

     Except as expressly set forth above, we express no other opinion with respect to the Share Exchange or any other transactions or events relating thereto. This opinion is being rendered exclusively for your respective use in connection with the preparation and filing of the Registration Statement. It is not to be used, circulated, quoted or otherwise referred to for any other purpose. We hereby consent to the filing of this opinion as Exhibit 8 to the Registration Statement and to the reference to us in the Registration Statement under the caption "Certain Federal Income Tax Consequences". In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                             Very truly yours,

                                             /s/ Bryan Cave LLP

                                             BRYAN CAVE LLP